PRICING SUPPLEMENT NO. 23                                        Rule 424(b)(3)
DATED:  May 21, 2002                                         File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $125,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  5/22/2002  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  5/22/2003        CUSIP#: 073928XD0

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------        ------------         -----------         -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  1.83%             Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.15%

*     On the 22nd of August, November, February and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.